M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer (732) 590-1000	Ilene Jablonski Senior Director, Marketing and Public Relations (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES FIRST QUARTER RESULTS

Edison, New Jersey—April 29, 2010—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the first quarter 2010.

Recent highlights include:

-	Reported funds from operations of $0.72 per diluted share;

-	Reported net income of $0.18 per diluted share;

-	Refinanced $150 million secured loan; and

-	Declared $0.45 per share quarterly cash common stock dividend.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) available to common shareholders for the quarter ended March 31, 2010 amounted to $66.5 million, or $0.72 per share.

Net income available to common shareholders for the first quarter 2010 equaled $14.5 million, or $0.18 per share.

Total revenues for the first quarter 2010 were $195.9 million.

All per share amounts presented above are on a diluted basis.

The Company had 79,184,996 shares of common stock, 10,000 shares of 8 percent Series C cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), and 13,305,106 common operating partnership units outstanding as of March 31, 2010. The Company had a total of 92,490,102 common shares/common units outstanding at March 31, 2010.

As of March 31, 2010, the Company had total indebtedness of approximately $2.3 billion, with a weighted average annual interest rate of 6.70 percent. The Company had a debt-to-undepreciated assets ratio of 39.9 percent at March 31, 2010. The Company had an interest coverage ratio of 2.7 times for the quarter ended March 31, 2010.

On January 15, 2010, the Company refinanced its $150 million secured loan with The Prudential Insurance Company of America.  The new loan also includes VPCM, LLC, a wholly-owned subsidiary of the Virginia Retirement System, as co-lender. The mortgage loan, which is collateralized by seven properties, is for a 7-year term and carries an interest rate of 6.25 percent.

“The first quarter 2010 occupancy decline was not unanticipated given the scheduled Citigroup lease expiration at 125 Broad Street in New York City.  While office demand generally remains sluggish due to the uncertainty surrounding the economic recovery and job growth, we are cautiously optimistic that fundamentals will begin to stabalize as the year progresses,” commented Mitchell E. Hersh, president and chief executive officer.

DIVIDENDS

In March, the Company’s Board of Directors declared a cash dividend of $0.45 per common share (indicating an annual rate of $1.80 per common share) for the first quarter 2010, which was paid on April 12, 2010 to shareholders of record as of April 6, 2010.

The Board also declared a cash dividend on the Company’s 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period January 15, 2010 through April 14, 2010.  The dividend was paid on April 15, 2010 to shareholders of record as of April 6, 2010.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 88.8 percent leased at March 31, 2010, as compared to 90.1 percent leased at December 31, 2009.

For the quarter ended March 31, 2010, the Company executed 112 leases at its consolidated in-service portfolio totaling 802,621 square feet, consisting of 555,594 square feet of office space and 247,027 square feet of office/flex space.  Of these totals, 308,096 square feet were for new leases and 494,525 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

NORTHERN NEW JERSEY:

-
Par Pharmaceutical, Inc., a developer, manufacturer and marketer of generic drugs and innovative proprietary pharmaceuticals for specialty markets, signed a five-year lease renewal for 59,485 square feet at 300 Tice Boulevard in Woodcliff Lake.  The 230,000 square-foot office building is 96 percent leased.

-
The law offices of Lum, Drasco & Positan, LLC signed a five-year and seven-month renewal for 19,379 square feet at 103 Eisenhower Parkway in Roseland. The 151,545 square-foot office building, located at Eisenhower/280 Corporate Center, is 65.9 percent leased.

-
ADP/Statewide Insurance, through its services arm ADP Management Associates, LLC, signed a new 11-year lease for 16,165 square feet at 325 Columbia Turnpike in Florham Park. The 168,144 square-foot office building is 78.9 percent leased.

-
Ultra Logistics, Inc., a transportation logistics company, signed a new 10-year lease for 12,388 square feet at 1717 Route 208 North in Fair Lawn. The 143,000 square-foot office building is 100 percent leased.

-
Werum America, Inc., a supplier of manufacturing execution systems for the pharmaceutical and biopharmaceutical industries, signed a new eight-year lease for 10,044 square feet at Five Sylvan Way in Parsippany. The 151,383 square-foot office building, located in Mack-Cali Business Campus, is 98.3 percent leased.

CENTRAL NEW JERSEY:

-
Telcordia Technologies, Inc., a developer of fixed, mobile, and broadband communications software and services, signed a three-year and three-month renewal for 47,857 square feet at One River Centre, Building Two, in Red Bank. The 120,360 square-foot office building is 93 percent leased.

-
Jersey Mortgage Company of New Jersey, Inc. signed a five-year four-month renewal for 11,011 square feet at 20 Commerce Drive. The 176,600 square-foot office building located in Cranford Business Park is 100 percent leased.

WESTCHESTER COUNTY, NEW YORK:

-	Telecommunications service provider Nextel of New York, Inc., signed a five-year renewal for 20,292 square feet at 565 Taxter Road in Elmsford.

-
Also at 565 Taxter Road, Nationwide Mutual Insurance Company, an insurance and financial services company, signed a three-year renewal for 13,448 square feet. The 170,554 square-foot office building located in Taxter Corporate Park is 93.6 percent leased.

-
The law firm of McCarthy Fingar, LLP signed a ten-year renewal for 20,000 square feet at 11 Martine Avenue in White Plains. The 180,000 square-foot office building, located in Westchester Financial Center, is 78.4 percent leased.

-
Fitness club operator Chiara LLC, signed a new, 20,516 square-foot lease for 12 years and five months at One Odell Plaza in Yonkers. The 106,000 square-foot office/flex building, located in South Westchester Executive Park, is 99.9 percent leased.

-
AVR Realty Company, LLC signed a five-year renewal for 12,541 square feet at 1 Executive Boulevard in Yonkers. The 112,000 square-foot office building located in South Westchester Executive Park, is 100 percent leased.

-
The Crystal Spoon Corp., a corporate caterer, signed a transaction totaling 10,958 square feet at 175 Clearbrook Road in Elmsford. The transaction represented an expansion of 5,158 square feet for eight years and a renewal of 5,800 square feet for four years and 10 months. 175 Clearbrook Road, located in the Cross Westchester Executive Park, is a 98,900 square-foot office/flex building and is 100 percent leased.

CONNECTICUT:

-
Courier service FedEx Ground Package System, Inc., signed a new three-year lease for the entire 66,000 square-foot office/flex building at 600 West Avenue located in the Stamford Executive Park in Stamford.

-
American Diagnostica Inc., a subsidiary of Sekisui Medical Co., Ltd., signed transactions totaling 17,800 square feet at 500 West Avenue in Stamford, including a three-year renewal for 10,750 square feet and a three-year, six-month expansion for 7,050 square feet. The 25,000 square-foot office/flex building, located in Stamford Executive Park, is 100 percent leased.

SUBURBAN PHILADELPHIA:

-
T&M Associates, an engineering firm, signed a seven-year and three-month renewal for 19,000 square feet at 1256 North Church Street in Moorestown. The 63,495 square-foot office/flex building, located in Moorestown West Corporate Center, is 100 percent leased.

-
MTS Software Solutions Inc., a provider of material testing software products, signed a new seven-year lease for 15,400 square feet at 225 Executive Drive in Moorestown. The 50,600 square-foot office/flex building, also in the Moorestown West Corporate Center, is 79.1 percent leased.

WASHINGTON, DC/MARYLAND:

-
Police Foundation, an organization that supports innovation and improvement in policing, signed a ten-year six-month renewal for 10,998 square feet at 1201 Connecticut Ave. N.W. in Washington DC.  The 169,549 square-foot office building is 100 percent leased.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www/mack-cali.com/graphics/shareholders/pdfs/1st.quarter.sp.10.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2010, as follows:

Full Year
2010 Range
Net income available to common shareholders	$0.45 - $0.65
Add: Real estate-related depreciation and amortization	2.25
Funds from operations available to common shareholders	$2.70 - $2.90

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, April 29, 2010 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=3002008

The live conference call is also accessible by calling (913) 312-1446 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on April 29, 2010 through May 6, 2010.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 2218404.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

First Quarter 2010 Form 10-Q:
http://www.mack-cali.com/graphics/shareholders/pdfs/1st.quarter.10q.10.pdf

First Quarter 2010 Supplemental Operating and Financial Data:
http://www.mack-cali.com/graphics/shareholders/pdfs/1st.quarter.sp.10.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Department
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT.  The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.  FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition.  However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 288 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 33.1 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at http://www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).  In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended March 31,
Revenues	2010	2009
Base rents	$153,785	$149,326
Escalations and recoveries from tenants	26,353	27,949
Construction services	10,862	3,911
Real estate services	1,976	2,526
Other income	2,917	2,954
Total revenues	195,893	186,666

Expenses
Real estate taxes	22,337	23,471
Utilities	20,012	20,877
Operating services	28,993	27,942
Direct construction costs	10,293	3,714
General and administrative	8,414	10,082
Depreciation and amortization	48,597	48,272
Total expenses	138,646	134,358
Operating income	57,247	52,308

Other (Expense) Income
Interest expense	(39,369)	(32,794)
Interest and other investment income	21	197
Equity in earnings (loss) of unconsolidated joint ventures	(522)	(5,114)
Total other (expense) income	(39,870)	(37,711)
Income from continuing operations	17,377	14,597
Net income	17,377	14,597
Noncontrolling interest in consolidated joint ventures	87	632
Noncontrolling interest in Operating Partnership	(2,455)	(2,628)
Preferred stock dividends	(500)	(500)
Net income available to common shareholders	$14,509	$12,101

PER SHARE DATA:
Basic earnings per common share	$ 0.18	$ 0.18

Diluted earnings per common share	$0.18	$ 0.18

Basic weighted average shares outstanding	78,973	66,484

Diluted weighted average shares outstanding	92,450	80,921

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended March 31,
	2010	2009
Net income available to common shareholders	$14,509	$12,101
Add: Noncontrolling interest in Operating Partnership	2,455	2,628
Real estate-related depreciation and amortization on continuing operations (1)	49,578	53,362
Funds from operations available to common shareholders (2)	$66,542	$68,091

Diluted weighted average shares/units outstanding (3)	92,450	80,921

Funds from operations per share/unit – diluted	$ 0.72	$ 0.84

Dividends declared per common share	$ 0.45	$ 0.45

Dividend payout ratio:
Funds from operations-diluted	62.52%	53.48%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$1,986	$1,609
Tenant improvements and leasing commissions	$7,968	$8,025
Straight-line rent adjustments (4)	$2,288	$1,387
Amortization of (above)/below market lease intangibles, net (5)	$ 607	$2,109
Impairment charge included in equity in earnings (loss) (6)	--	$4,010

(1) Includes the Company’s share from unconsolidated joint ventures of $1,106 and $5,171 for the quarter ended March 31, 2010 and 2009, respectively.
(2) Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3) Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (13,365 shares and 14,437 shares for the quarter ended quarter ended March 31, 2010 and 2009, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(4) Includes the Company’s share from unconsolidated joint ventures of $25 and $160 for the quarter ended March 31, 2010 and 2009, respectively.
(5) Includes the Company’s share from unconsolidated joint ventures of $8 and $439 for the quarter ended quarter ended March 31, 2010 and 2009, respectively.
(6) Noncontrolling interest in consolidated joint ventures share of loss was $587.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share and Funds from Operations Excluding Certain Non-Cash Items Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended March 31,
	2010	2009
Net income available to common shareholders	$ 0.18	$ 0.18
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.54	0.66
Funds from operations available to common shareholders (2)	$ 0.72	$ 0.84
Add: Non-cash impairment charge from equity in earnings (loss) in unconsolidated joint ventures	--	0.04
FFO Excluding Items	$ 0.72	$ 0.88

Dividend payout ratio for FFO Excluding Items	62.52%	50.92%

Diluted weighted average shares/units outstanding (3)	92,450	80,921

(1) Includes the Company’s share from unconsolidated joint ventures of $0.01 and $0.06 for the quarter ended March 31, 2010 and 2009, respectively.
(2) Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion , see “Information About FFO” in this release.

(3) Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (13,365 shares and 14,437 shares for the quarter ended March 31, 2010 and 2009, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts) (unaudited)

	March 31,	December 31,
	2010	2009
Assets:
Rental property
Land and leasehold interests	$ 772,403	$ 771,794
Buildings and improvements	3,952,119	3,948,509
Tenant improvements	442,133	456,547
Furniture, fixtures and equipment	9,349	9,358
	5,176,004	5,186,208
Less-accumulated deprec. & amort.	(1,170,810)	(1,153,223)
Net investment in rental property	4,005,194	4,032,985
Cash and cash equivalents	274,066	291,059
Investments in unconsolidated joint ventures	35,510	35,680
Unbilled rents receivable, net	121,633	119,469
Deferred charges and other assets, net	214,002	213,674
Restricted cash	21,854	20,681
Accounts receivable, net	12,046	8,089

Total assets	$4,684,305	$4,721,637

Liabilities and Equity:
Senior unsecured notes	$1,582,695	$1,582,434
Mortgages, loans payable and other obligations	754,235	755,003
Dividends and distributions payable	42,121	42,109
Accounts payable, accrued expenses and other liabilities	111,355	106,878
Rents received in advance and security deposits	51,681	54,693
Accrued interest payable	22,512	37,330
Total liabilities	2,564,599	2,578,447
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000
and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
79,184,996 and 78,969,752 shares outstanding	791	789
Additional paid-in capital	2,281,115	2,275,716
Dividends in excess of net earnings	(491,216)	(470,047)
Total Mack-Cali Realty Corporation stockholders’ equity	1,815,690	1,831,458

Noncontrolling interests in subsidiaries:
Operating Partnership	300,882	308,703
Consolidated joint ventures	3,134	3,029
Total noncontrolling interests in subsidiaries	304,016	311,732

Total equity	2,119,706	2,143,190

Total liabilities and equity	$4,684,305	$4,721,637